Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-168880) on Form S-8, (No. 333-215814) on Form S-8, (No. 333-218329) on Form S-8, (No. 333-226081) on Form S-8, (No. 333-230912) on Form S-8, (No. 333-248402) on Form S-8, (No. 333-256774) on Form S-8, (No. 333-264819) on Form S-8 and (No. 333-288084) on Form F-3 of our reports dated July 27, 2026 with respect to the consolidated financial statements of MakeMyTrip Limited and the effectiveness of internal control over financial reporting.

Gurugram, Haryana, India

July 27, 2026